     As filed with the Securities and Exchange Commission on March 21, 1994
                                                      Registration No. 33-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under
                           THE SECURITIES ACT OF 1933

                             ---------------------

                             BUCKEYE PARTNERS, L.P.
               (Exact name of issuer as specified in its charter)

        Delaware                                      23-2432497
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)

                            3900 Hamilton Boulevard
                         Allentown, Pennsylvania 18103
                    (Address of principal executive offices)

                  UNIT OPTION AND DISTRIBUTION EQUIVALENT PLAN
                            (Full title of the plan)

                           STEPHEN C. MUTHER, ESQUIRE
                                  Secretary
                           Buckeye Management Company
                            3900 Hamilton Boulevard
                         Allentown, Pennsylvania 18103
                    (Name and address of agent for service)

                                 (610) 820-8300
         (Telephone number, including area code, of agent for service)

                            -----------------------

                                  Copy to:
                           HOWARD L. MEYERS, ESQUIRE
                            Morgan, Lewis & Bockius
                             2000 One Logan Square
                     Philadelphia, Pennsylvania 19103-6993


                        CALCULATION OF REGISTRATION FEE

 ===============================================================================
    Title of securities       Amount to    Proposed     Proposed    Amount of
     to be registered            be         maximum      maximum registration fee
                             registered    offering    aggregate
                                             price      offering
                                           per share      price
 ===============================================================================
   L.P. Units                92,600       $22.15(1)
representing limited        267,400       $36.9375(2)
   partnership                                         $11,928,178        $4,113
    interests
 ===================================================================================

(1) Based upon exercise price of outstanding options as of the date of grant, as reduced by the distribution equivalents that have accrued and are estimated to accrue with respect to such options in accordance with the Unit Option and Distribution Equivalent Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of L.P. Units on March 15, 1994, as reported on the New York Stock Exchange.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents, as filed by Buckeye Partners, L.P. (the "Partnership") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference herein and made a part hereof:

                 (a) Annual Report on Form 10-K for the year ended December 31, 1993;

                 (b) The description of the L.P. Units of the Partnership contained in a registration statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") with the SEC on December 8, 1986, as amended by Form 8 thereto filed with the SEC on December 15, 1986, including any amendment or report filed for the purpose of updating such description.

          All reports and other documents subsequently filed by the Partnership pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities.
         -------------------------

            Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

            Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

          The Partnership is a Delaware limited partnership, the general partner of which is Buckeye Management Company, a Delaware corporation (the "General Partner"). All of the Partnership's operations are conducted through four subsidiary operating partnerships (together, the "Operating Partnerships") pursuant to separate amended and restated agreements of limited partnership for each of the Operating Partnerships (together, the "Operating Partnership Agreements"). The Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") and the Operating Partnership Agreements are referred to hereafter as the "Partnership Agreements."

          The Partnership Agreements provide that the Partnership or Operating Partnership, as the case may be, will indemnify (to the extent permitted by applicable law) certain persons (each, an "Indemnitee") against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Partnership Agreement or Operating Partnership Agreement or the property, business, affairs or management of the Partnership or any Operating Partnership. This indemnity is available only if the Indemnitee acted in good faith and the action or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee. Indemnitees include the General Partner, any affiliate of the General Partner, any person who is or was a director, officer, employee or agent of the General Partner or any affiliate, or any person who is or was serving at the request of the General Partner or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Partnership maintains a liability insurance policy on behalf of the Indemnitees.

          Section 145 of the Delaware General Corporation Law sets forth the extent to which a person is a director or officer of a Delaware corporation or serves at the request of a Delaware corporation as a director, officer, employee or agent of any other enterprise may be indemnified against any liabilities they may incur in their capacity as such. Article VI of the General Partner's Bylaws provides for the indemnification of directors and officers of the General Partner and such directors and officers who serve at the request of the General Partner as directors, officers, employees, or agents of any other enterprise against certain liabilities under certain circumstances.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

            Not applicable.


Item 8.  Exhibits.
         --------

            The exhibits filed as part of this Registration Statement are as follows:

Exhibit                                                             Location or
Number                            Exhibit                            Sequential
- -------                           -------                           Page Numbers
                                                                    ------------
    5.1  Opinion of Morgan, Lewis & Bockius.......................      8-9

   10.1  Buckeye Partners, L.P. Unit Option and Distribution
         Equivalent Plan..........................................       *

   10.2  Buckeye Management Company Unit Option Loan Program......       **

   23.1  Consent of Deloitte & Touche.............................       10

   23.2  Consent of Morgan, Lewis & Bockius (included as part of
         Exhibit 5.1).............................................       9

   24.1  Powers of Attorney (included on signature page)..........      5-6

* Incorporated by reference to Exhibit 10.10 to the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991, filed with the SEC pursuant to the Exchange Act.

** Incorporated by reference to Exhibit 10.11 to the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991, filed with the SEC pursuant to the Exchange Act.

Item 9.  Undertakings.
         ------------

       (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          -----------------
section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Partnership pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Partnership's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 28th day of January, 1994.

                                BUCKEYE PARTNERS, L.P.
                                    (Registrant)


                                By:  Buckeye Management Company,
                                        as General Partner


                                By:  /s/  Alfred W. Martinelli
                                   ----------------------------------------
                                          Alfred W. Martinelli
                                          Chairman of the Board


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Buckeye Management Company hereby constitutes and appoints Ernest R. Varalli and Stephen C. Muther, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign and file the Registration Statement on Form S-8 under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any or them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act, of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated:  January 28, 1994        By:  /s/ Brian F. Billings
                                   ------------------------------------
                                         Brian F. Billings
                                         Director

Dated:  January 28, 1994        By:  /s/ A. Leon Fergenson
                                   ------------------------------------
                                         A. Leon Fergenson
                                         Director

Dated:  January 28, 1994        By:  /s/ Neil M. Hahl
                                   ------------------------------------
                                         Neil M. Hahl
                                         President and Director

Dated:  January 28, 1994        By: /s/  Edward F. Kosnik
                                    -----------------------------------
                                         Edward F. Kosnik
                                         Director

Dated:  January 28, 1994        By: /s/  Alfred W. Martinelli
                                   ------------------------------------
                                         Alfred W. Martinelli
                                         Chairman of the Board and Director
                                         (Principal Executive Officer)

Dated:  January 28, 1994        By: /s/  William C. Pierce
                                   ------------------------------------
                                         William C. Pierce
                                         Director

Dated:  January 28, 1994        By: /s/  Ernest R. Varalli
                                    -----------------------------------
                                         Ernest R. Varalli
                                         Executive Vice President
                                         Chief Financial Officer,
                                         Treasurer and Director
                                         (Principal Accounting and
                                         Financial Officer)

Dated:  January 28, 1994        By: /s/  Robert H. Young
                                   ------------------------------------
                                         Robert H. Young
                                         Director

                               INDEX TO EXHIBITS


Exhibit                                                   Sequentially
Number                         Exhibit                  Numbered Pages
- ------                                                  --------------

   5.1       -   Opinion of Morgan, Lewis & Bockius....            8-9

  10.1       -   Buckeye Partners, L.P. Unit Option
                 and Distribution Equivalent Plan......              *

  10.2       -   Buckeye Management Company Unit
                 Option Loan Program...................              *

  23.1       -   Consent of Deloitte & Touche..........             10

  23.2       -   Consent of Morgan, Lewis & Bockius
                 (included as part of Exhibit 5.1).....              9

  24.1       -   Powers of Attorney (included on
                 signature page).......................            5-6

  * Incorporated by reference, as described in Item 8 to the Registration Statement on Form S-8.